SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       |X|
Filed by a party other than the Registrant    |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
|_|  Definitive Proxy Statement                 Commission Only (as permitted by
|_|  Definitive Additional Materials            Rule 14a-6(e)(2))
|X|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            Asante Technologies, Inc.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transactions applies:


(2)   Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing party:

(4)   Date filed:

                              Filed by Asante Technologies, Inc.
                              Pursuant to Rule 14a-12
                              of the Securities Exchange Act of 1934
                              Subject Corporation: Asante Technologies, Inc. Commission File No.: 0-22632

    Asante Technologies, Inc. Agrees to be Acquired by Investor Group Led by
                        Former VP of Sales and Marketing

San Jose, CA,  June 13, 2003

Asante Technologies, Inc. (OTC BB: ASNT.OB) announced today that it entered into a definitive agreement with Oblique, Inc., an acquisition company created and led by one of its former Vice Presidents of Sales and Marketing, James L. Volkmar, which will result in a merger between Asante Technologies and Oblique, Inc. The value of the recapitalization transaction is approximately $5.12 million, subject to certain performance requirements. Under the terms of the agreement, each stockholder of Asante Technologies is expected to receive up to approximately $0.50 in cash per share. Shares of Asante Technologies closed today at $0.20 on the Nasdaq Over the Counter Bulletin Board (OTC).

The agreement provides for a cash payment at the closing of up to approximately $0.45 per share plus up to approximately $0.05 per share to be distributed no later than March 31, 2004, subject to certain indemnification obligations. Common Stock of Asante Technologies will be delisted from the Nasdaq OTC Bulletin Board as a result of this transaction.

Wilson Wong, CEO of Asante Technologies, stated, "We feel that this merger should provide the Company with additional resources to significantly increase its market awareness, and improve business opportunities. The management team at Oblique lead by Jim Volkmar is very seasoned and has a proven track record in the industry and their focus on resellers should have significant impact in improving sales through a revitalized channel."

James L. Volkmar, President and CEO of Oblique, Inc., adds, "Asante Technologies was one of the pioneer networking companies and has a long history of providing high-quality, well-engineered and strongly supported products."

"In the past, the name Asante was synonymous with the 'Channel'," Mr. Volkmar continues. "The purchase of Asante allows us to reestablish that preeminent channel position for the company. Our vision for Asante relies heavily on a strong computer channel of resellers, VARS and integrators to widen awareness of Asante products among small-to medium-sized businesses. We have confidence in this reseller base to deliver our products to their customers. We will work hard to establish and maintain their confidence in us. We are deeply committed to supporting their efforts, and to delivering the products and product features that the customers of our channel partners demand. We are excited about this revitalized opportunity for Asante and the 'channel partners' who join us."

The merger is anticipated to close in the third or early forth calendar quarter and is subject to certain conditions including the approval by a majority of the public stockholders of Asante Technologies and delivery of a fairness opinion from an Asante's financial advisor following Oblique's delivery of proof of sufficient funds available to consummate the merger. Oblique, Inc. is in the process of raising financing for the transaction. The Asante Board of Directors has approved the agreement. Asante Technologies was advised by Neveric Capital. Oblique, Inc. was advised by Zebulon Group LLC.

About Asante Technologies
Founded in 1988, Asante Technologies (NASDAQ: ASNT.OB) is a leading provider of high-performance networking solutions for small office/home office (SOHO), educational institutions, digital pre-press, and enterprise networks.

Corporate Contact:
Investor Relations
Asante Technologies, Inc.
Phone: 408-435-8401 Ext.388
Fax: 408-894-0526
E-mail: ir@asante.com

                                      ####

In connection with the merger, Asante will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF Asante ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and other security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Asante Technologies, Inc., 821 Fox Lane, San Jose, California 95131 (Telephone: 408-435-8401 Ext.388). In addition, documents filed with the SEC by Asante will be available free of charge at the SEC's web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Asante in connection with the transaction, and their interest in the solicitation, will be set forth in a proxy statement that will be filed by Asante with the SEC.

FORWARD LOOKING STATEMENTS: Except for the historical information contained herein, the matters discussed may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements include those concerning the consummation of the merger and, if consummated, its potential benefits and effects, including but not limited to any expectations that the transaction will be accretive and any expectations as to profitability of the combined company. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Asante, we refer you to the documents Asante file from time to time with the Securities and Exchange Commission, particularly Asante's Form 10-K filed January 13, 2003, Form 10-Q filed May 14, 2003 and the proxy statement relating to the merger to be filed subsequently. In this regard, investors are cautioned that the merger may not be consummated on the terms proposed or at all, and, if consummated, the combined companies will be subject to numerous risks and uncertainties, including, but not limited to, the risks inherent in acquisitions of technologies and businesses, including the integration of separate workforces, the timing and successful completion of technology and product development through production readiness, integration of such technologies and businesses into the combined company, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, and other factors.